UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2011 (October 31, 2011)
GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(d)
On October 31, 2011, and effective on November 1, 2011, the Board of Directors of Greif, Inc. (the “Company”) elected David B. Fischer as a director of the Company to fill a vacancy on the Board and to serve until the Company’s next annual meeting of stockholders (expected to occur on February 27, 2012) and until his successor is elected and qualified.
There are no arrangements or understandings between Mr. Fischer and any other person pursuant to which Mr. Fischer was selected as a director of the Company. Mr. Fischer is also the President and Chief Executive Officer of the Company. The announcement of Mr. Fischer’s election as director is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.03(a)
On October 31, 2011, and effective on November 1, 2011, the Company’s Board of Directors adopted an amendment to Article II, Section 1 of the Company’s Second Amended and Restated By-Laws that increased the number of directors of the Company from nine to ten. The amendment to the Second Amended and Restated By-Laws is attached as Exhibit 99.2 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on November 1, 2011 announcing that David B. Fischer Elected to Greif, Inc. Board of Directors.

99.2	Amendment of Second and Restated By-Laws of Greif, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: November 2, 2011	By /s/ Robert M. McNutt
Robert M. McNutt, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Greif, Inc. on November 1, 2011 announcing that David B. Fischer Elected to Greif, Inc. Board of Directors.

99.2	Amendment of Second and Restated By-Laws of Greif, Inc.

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